                                                               EXHIBIT 21
                                 3M COMPANY
                        AND CONSOLIDATED SUBSIDIARIES
                           PARENT AND SUBSIDIARIES
                           AS OF DECEMBER 31, 2002
                                                                Percentage of
                                                            Voting Securities
                                         Organized Under   Beneficially Owned
Name of Company                                  Laws of        by Registrant
Registrant:
  3M Company                                   Delaware

Consolidated subsidiaries of the registrant:
  Dyneon LLC                                   Delaware               100
  3M Financial Management Company              Delaware               100
  3M Innovative Properties Company             Delaware               100
  3M Investment Management Corporation         Delaware               100
  3M Unitek Corporation                        California             100
  3M Touch Systems, Inc.                       Massachusetts          100
  3M Precision Optics, Inc.                    Ohio                   100
  3M Argentina S.A.C.I.F.I.A.                  Argentina              100
  3M Australia Pty. Limited                    Australia              100
  3M Oesterreich GmbH                          Austria                100
  3M Belgium S.A./N.V.                         Belgium                100
  Seaside Insurance Limited                    Bermuda                100
  3M do Brasil Limitada                        Brazil                 100
  3M Canada Company                            Canada                 100
  3M China Limited                             China                  100
  3M A/S                                       Denmark                100
  Suomen 3M Oy                                 Finland                100
  3M France, S.A.                              France                 100
  Dyneon GmbH                                  Germany                100
  3M Inter-Unitek GmbH                         Germany                100
  Quante AG                                    Germany                 99
  Quante Holding GmbH                          Germany                100
  3M Deutschland GmbH                          Germany                100
  3M ESPE                                      Germany                100
  3M German Holdings GmbH                      Germany                100
  3M Hong Kong Limited                         Hong Kong              100
  3M Italia Finanziaria S.p.A.                 Italy                  100
  Sumitomo 3M Limited                          Japan                   50
  3M Health Care Limited                       Japan                   75
  3M Korea Limited                             Korea                  100
  3M Mexico, S.A. de C.V.                      Mexico                 100
  Corporate Services B.V.                      Netherlands            100
  3M Nederland B.V.                            Netherlands            100
  3M (New Zealand) Limited                     New Zealand            100
  3M Norge A/S                                 Norway                 100
  3M Puerto Rico, Inc.                         Puerto Rico            100
  3M Singapore Private Limited                 Singapore              100
  3M South Africa (Proprietary) Limited        South Africa           100
  3M Espana, S.A.                              Spain                  100
  3M Svenska AB                                Sweden                 100
  3M (East) A.G.                               Switzerland            100
  3M (Schweiz) A.G.                            Switzerland            100
  3M Taiwan Limited                            Taiwan                 100
  3M Thailand Limited                          Thailand               100
  3M Gulf Ltd.                                 United Arab Emirates   100
  3M United Kingdom Holdings P.L.C.            United Kingdom         100
  3M Venezuela, S.A.                           Venezuela              100

<F1>
NOTE: Subsidiary companies excluded from the above listing, if considered in the aggregate, would not constitute a significant subsidiary.